UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2019

Otelco Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-32362	52-2126395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Third Avenue East, Oneonta, AL 35121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (205) 625-3574

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock ($0.01 par value per share)	OTEL	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On May 8, 2019, Otelco Inc. (the “Company”) announced its results of operations for its first quarter ended March 31, 2019. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Information contained herein, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2019, the Company announced that Mr. Richard A. Clark, the current Chief Operating Officer of the Company, was appointed President of the Company on May 1, 2019 and will be appointed Chief Executive Officer of the Company, effective January 1, 2020. The position of President and Chief Executive Officer of the Company is currently held by Mr. Robert J. Souza, who will remain as Chief Executive Officer until his retirement on December 31, 2019.

Mr. Clark has been the Chief Operating Officer of the Company since October 2018. Prior to joining the Company, Mr. Clark served as Executive Vice President and Chief Financial Officer at FirstLight Fiber (a high speed data provider) from December 2016 until September 2018. From October 2013 until December 2016, Mr. Clark served as Executive Vice President and Chief Financial Officer of Oxford Networks (a high speed data provider) until Oxford was acquired by FirstLight Fiber. Mr. Clark served as Senior Vice President and Chief Financial Officer of WAI Global (a global manufacturer and distributor of automotive aftermarket parts) from February 2011 through September 2013 and as Executive Vice President and Chief Financial Officer of Parts Depot, Inc. (a distributor of auto parts) from November 2005 through February 2011. Mr. Clark served in executive positions from 1995 through 2005 at various companies in financial and operating positions. Mr. Clark began his career at PriceWaterhouseCoopers from 1986 through 1995. He graduated from Husson University in 1986 with a degree in public accounting and is a Certified Public Accountant. Mr. Clark is 54 years old.

Mr. Clark was not appointed as Chief Executive Officer of the Company for a fixed term of office, but rather will hold such position until a successor is named.

Mr. Clark is not party to any (a) arrangement or understanding regarding his appointment as an executive officer, nor does he have any family relationships with any director, executive officer or person nominated or chosen to become a director or executive officer of the Company, or (b) transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Pursuant to Mr. Clark’s existing employment agreement, effective upon Mr. Clark’s appointment as Chief Executive Officer the Company will grant Mr. Clark an option to purchase up to 50,000 shares of the Company’s Class A common stock, par value $0.01 per share, which will vest in equal annual installments over a five-year period thereafter.

Item 7.01.	Regulation FD Disclosure.

Information is being furnished herein in Exhibit 99.2 with respect to the slide presentation prepared for use with the press release. These materials are dated May 8, 2019 and the Company does not undertake to update the materials after that date.

The presentation is also available on the Investors section of the Company’s website at www.otelco.com. The Company’s Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the Company.

Information contained herein, including Exhibit 99.2, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

The press release announcing Mr. Clark’s appointment as President and as Chief Executive Officer, as well as Mr. Souza’s retirement, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release Otelco Inc., dated as of May 8, 2019

99.2	Investor Presentation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Otelco Inc.

Date: May 8, 2019	By:	/s/ Curtis L. Garner, Jr.
Curtis L. Garner, Jr.
Chief Financial Officer